2020 Calamos Court Naperville, IL 60563-2787 www. Calamos.com

News Release
FOR IMMEDIATE RELEASE
Contact:
Cris Wasiak
Chief Financial Officer
630-245-1382
Calamos Asset Management, Inc. Reports Fourth Quarter and Full
Year 2008 Results and Declares Dividend
     NAPERVILLE, Ill., January 27, 2009 – Calamos Asset Management, Inc. (NASDAQ: CLMS) today reported results for the fourth quarter and full year 2008. Below, the financial results are first presented in accordance with GAAP, immediately followed by a discussion of these results on an as-adjusted basis, which excludes the impact of certain one-time expenses on year-to-date results. Management excluded certain one-time items to provide a more relevant comparison to prior periods.
GAAP Accounting Results

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share data)	2008	2007	2008	2007

Revenues	$66,851	$124,526	$391,589	$473,477
Operating expenses	$45,405	$71,959	$232,492	$300,384
Operating income	$21,446	$52,567	$159,097	$173,093
Operating income per diluted share, net of income taxes	$0.14	$0.32	$1.02	$1.04
Operating margin	32.1%	42.2%	40.6%	36.6%

Non-operating income (loss)	$(216,442)	$17,604	$(291,899)	$29,901
Net income (loss)	$(26,067)	$9,279	$(24,521)	$27,745
Diluted earnings (loss) per share	$(1.24)	$0.42	$(1.19)	$1.22
     The company today declared a regular quarterly dividend of 5.5 cents per share payable on February 25, 2009 to shareholders of record on February 10, 2009.
Financial Overview
     When evaluating the company’s operations, management adjusts results to exclude the effect of one-time items, as presented and discussed in Table A. As these items are not expected to recur, management believes that excluding them better enables it to evaluate the company’s performance relative to prior periods. For a more comprehensive discussion of these items, please refer to our filings with the U.S. Securities and Exchange Commission on Form 10-Q and Form 10-K. The year-to-date comparisons below are presented on an as-adjusted basis, where appropriate.

     Fourth quarter revenues decreased to $66.9 million from $124.5 million in the prior year while operating income decreased to $21.4 million from $52.6 million. Operating income per diluted share, net of income taxes was $0.14 and $0.32 in the fourth quarter of 2008 and 2007, respectively. Non-operating losses during the quarter were $216.4 million compared to non-operating income of $17.6 million in the prior-year quarter. Net loss in the fourth quarter was $26.1 million compared to net income of $9.3 million in the prior year period, resulting in diluted losses per share of $1.24 in the current quarter compared to diluted earnings per share of $0.42 for the same period a year ago.
     Full year revenues decreased to $391.6 million from $473.5 million in the prior year while operating income, as adjusted decreased to $159.1 million from $199.5 million. Operating income per diluted share, net of income taxes was $1.02 for 2008 compared to $1.19 per share, as adjusted in the same period a year ago. Full year non-operating losses were $291.9 million compared to non-operating income of $29.9 million in the prior year. Net loss, as adjusted, was $17.8 million for 2008 compared to net income of $31.3 million in the prior year, resulting in diluted losses per share, as adjusted, of $0.85 for 2008 compared to diluted earnings per share, as adjusted of $1.37 for 2007.
Management Commentary
     “Following an extremely difficult third quarter, major market indexes declined even more precipitously, causing one of the worst fourth quarters in history. Overall, we have experienced the worst stock market collapse in 75 years. As we close out the year, the largest impact to our business in terms of asset values, fees and market prices occurred during the fourth quarter. During such time, as throughout 2008, we announced several actions to protect our investors and our capital structure, while remaining well positioned for the future,” said John P. Calamos, Sr., Chairman, Chief Executive Officer and Co-Chief Investment Officer.
     “We decided to be aggressive in further solidifying our capital structure and reduced our indebtedness by $400 million using our investment portfolio as the primary source of funding. This alleviates potential concerns about debt covenants and provides more financial flexibility to navigate the turbulent market conditions. The amount of debt paid down exceeded any covenant concerns and was done because we believe de-levering is advantageous in this environment. However, we remain well capitalized to continue executing our investment strategies and fund growth initiatives that make strategic sense,” Calamos continued. “In addition, we announced multiple employee reductions to bring our operating costs in line with our asset base, revenues, and capital structure while maintaining competitive margins. We have worked hard to control expenses beyond compensation costs, including a scaled down IT operation and firm-wide efforts to prioritize projects and reduce discretionary expenses.”
     “Despite having to make extremely difficult choices that have reduced our staff, our core investment team is intact and focused on the long term buying opportunity we see in growth stocks, convertibles and corporate bonds. At today’s prices, we believe that stock and bond market prices offer attractively valued opportunities to earn above-average returns in the next decade. We’ve seen positive inflows to our recently re-opened Convertible Fund, significant interest in our convertible and convertible blended strategies through our institutional business, and we are pleased with the performance of several of our strategies, notably our Convertible, Market Neutral, and our Growth and Income Strategies, as well as strong absolute and relative performance of our fixed income strategies during 2008,” Calamos concluded.

Assets Under Management
     Assets under management as of December 31, 2008 were $24.0 billion, representing a decrease of 28 percent from the previous quarter’s end. This decrease of $9.3 billion was comprised of $6.7 billion in market depreciation and net redemptions of $2.6 billion. Net redemptions during the quarter included $782 million related to the reduction of leverage by our closed-end funds and $287 million of redemptions by the Company from investment products that it manages used to pre-pay a portion of its long-term debt as described in Non-Operating Results below. Average assets under management were $25.3 billion during the fourth quarter of 2008, compared to $46.9 billion for the same period one year ago.
     Assets under management as of December 31, 2008 fell 48 percent from $46.2 billion at December 31, 2007. The decrease in assets under management of $22.2 billion during the year was comprised of $17.6 billion in market depreciation and net redemptions of $4.5 billion. Average assets under management were $37.1 billion during 2008, compared to $44.8 billion in 2007.
Operating Results
     Fourth quarter revenues were $66.9 million, a 46 percent decrease from $124.5 million in the fourth quarter of 2007, resulting from a 46 percent decrease in average assets under management. For the three months ended December 31, 2008, operating expenses were $45.4 million, a decrease of $26.6 million, or 37 percent, from $72.0 million in the same period in 2007.
     Operating expenses declined during the quarter reflecting the impact of a series of cost containment measures that were initiated as well as lower assets under management. Compensation expense declined by $10.4 million from the same quarter a year ago. The decrease in compensation expense was mostly attributable to decreases in staffing levels as we seek to right-size our business to support current asset levels and to reductions in incentive compensation expenses reflecting the impact that the declining market conditions have had on our business. Separately, during the fourth quarter of 2008, the company incurred $2.0 million in severance-related costs mostly due to IT reorganizational efforts. Distribution expenses decreased by $13.8 million from the prior year’s quarter with a decrease in mutual fund assets under management.
     Operating income was $21.4 million for the fourth quarter of 2008 versus $52.6 million for 2007. Operating margin was 32.1 percent and 42.2 percent for the current and year-earlier period, respectively. Operating income per diluted share, net of income taxes was $0.14 in the fourth quarter of 2008 and $0.32 in the fourth quarter of 2007.
     Revenues for 2008 were $391.6 million, a 17 percent decrease from $473.5 million in 2007, resulting from a 17 percent decrease in average assets under management. For the year ended December 31, 2008, operating expenses, as adjusted were $232.5 million, a 15 percent decrease from $274.0 million in 2007 largely driven by decreases in distribution and underwriting expenses and compensation expenses as previously discussed. Operating income, as adjusted was $159.1 million versus $199.5 million for 2007. Operating margin, as adjusted was 40.6 percent compared with 42.1 percent for the year-earlier period. Operating income per diluted share, net of income taxes, as adjusted was $1.02 per diluted share for 2008 compared to $1.19 for 2007.

Non-Operating Results
     In order to right size its balance sheet to match the current business environment while maintaining sufficient capital and liquidity to support its future growth initiatives, including seed capital, and to alleviate potential debt covenant concerns, the Company prepaid $400 million of its outstanding long-term debt and renegotiated its debt covenants. The Company prepaid on a pro rata basis $150 million together with accrued interest and a contractual make-whole amount of $34.9 million. Additionally, the Company was able to negotiate the prepayment of an additional $250 million together with accrued interest but without the contractual make-whole amount. To fund the prepayment, the Company liquidated $378.9 million of investments from its investment portfolio.
     Non-operating income (loss) reduced income by $216.4 million during the fourth quarter of 2008 and added $17.6 million to income in the fourth quarter of 2007. For the year ended December 31, 2008, non-operating income (loss) reduced income by $291.9 million and added $29.9 million to income for the prior-year period.
     During the fourth quarter of 2008, the Company recorded $189.2 million of net capital losses and dividend income, which was comprised of $193.1 million in realized losses primarily from the sale of certain investments from its investment portfolio and $3.9 million in dividend income.
     Management will hold an investor conference call at 5 p.m. Eastern time on Tuesday, January 27. To access the live call and view management’s presentation, click on the Investor Relations tab at www.calamos.com. Alternatively, participants may listen to the live call by dialing 800-379-3942 (706-679-7206 outside the U.S.), then entering conference ID number 81357313. A replay of the call will be available until the end of the day on February 7th by dialing 800-642-1687 (706-645-9291 outside the U.S.), then entering conference ID number 81357313. A webcast also will be available on the Investor Relations section of http://www.calamos.com for 90 days.
     Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified investment firm offering equity, fixed income, convertible and alternative investment strategies, among others. The firm serves institutions and individuals via separately managed accounts and a family of open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
     From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in the company’s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Calamos Asset Management, Inc.
Unaudited Consolidated Condensed Statements of Operations
(in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues:
Investment management fees	$46,972	$86,398	$274,174	$325,395
Distribution and underwriting fees	19,289	37,001	114,023	143,994
Other	590	1,127	3,392	4,088

Total revenues	66,851	124,526	391,589	473,477
Expenses:
Employee compensation and benefits	14,482	24,849	74,483	91,039
Distribution and underwriting expense	13,929	27,758	84,884	104,227
Amortization of deferred sales commissions	5,329	6,029	23,417	27,249
Marketing and sales promotion	2,310	3,759	11,908	40,833
General and administrative	9,355	9,564	37,800	37,036

Total operating expenses	45,405	71,959	232,492	300,384

Operating income	21,446	52,567	159,097	173,093
Non-operating income (loss)	(216,442)	17,604	(291,899)	29,901

Income (loss) before minority interest in Calamos Holdings LLC and income taxes	(194,996)	70,171	(132,802)	202,994
Minority interest in Calamos Holdings LLC	(153,398)	54,645	(104,494)	156,583

Income (loss) before income taxes	(41,598)	15,526	(28,308)	46,411
Income taxes	(15,531)	6,247	(3,787)	18,666

Net income (loss)	$(26,067)	$9,279	$(24,521)	$27,745

Earnings (loss) per share, basic	$(1.34)	$0.44	$(1.24)	$1.24

Weighted average shares outstanding, basic	19,485,179	21,194,785	19,752,972	22,297,170

Calculation of earnings per share, diluted, assuming exchange of membership units:
Income (loss) before minority interest in Calamos Holdings LLC and income taxes	$(194,996)	$70,171	$(132,802)	$202,994
Impact of income taxes	(72,792)	28,237	(16,647)	81,644

Earnings (loss) available to common shareholders	(122,204)	41,934	(116,155)	121,350

Earnings (loss) per share, diluted	$(1.24)	$0.42	$(1.19)	$1.22

Weighted average shares outstanding, diluted	98,551,808	98,786,281	97,449,228	99,760,872

Calamos Asset Management, Inc.
Non-Operating Income (Loss)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2008	2007	2008	2007
Interest income	$475	$3,168	$2,334	$16,706
Interest expense	(7,595)	(8,150)	(32,010)	(19,555)

Net interest income (expense)	(7,120)	(4,982)	(29,676)	(2,849)

Capital gains (losses) and dividend income	(189,218)	19,884	(162,977)	21,314
Unrealized appreciation (depreciation)	(12,042)	(276)	(132,834)	11,953
Miscellaneous other income	(1,792)	240	(1,070)	1,080

Investment and other income (loss)	(203,052)	19,848	(296,881)	34,347

Debt extinguishment cost	(37,498)	—	(37,498)	—

Minority interest in partnership investments	31,228	2,737	72,156	(1,597)

Non-operating income (loss)	$(216,442)	$17,603	$(291,899)	$29,901

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Mutual Funds
Beginning assets under management	$24,848	$35,677	$34,835	$33,704
Net purchases (redemptions)	(2,116)	(263)	(3,859)	(2,469)
Market appreciation (depreciation)	(5,234)	(579)	(13,478)	3,600

Ending assets under management	17,498	34,835	17,498	34,835

Average assets under management	18,203	35,479	27,569	33,892

Separate Accounts
Beginning assets under management	8,481	11,069	11,373	11,021
Net purchases (redemptions)	(490)	204	(661)	(1,152)
Market appreciation (depreciation)	(1,449)	100	(4,170)	1,504

Ending assets under management	6,542	11,373	6,542	11,373

Average assets under management	7,073	11,392	9,497	10,877

Total Assets Under Management
Beginning assets under management	33,329	46,746	46,208	44,725
Net purchases (redemptions)	(2,606)	(59)	(4,520)	(3,621)
Market appreciation (depreciation)	(6,683)	(479)	(17,648)	5,104

Ending assets under management	24,040	46,208	24,040	46,208

Average assets under management	$25,276	$46,871	$37,066	$44,769

	At December 31,		Change
	2008	2007	Amount	Percent

Mutual Funds
Open-end funds	$13,594	$27,434	$(13,840)	(50)%
Closed-end funds	3,904	7,401	(3,497)	(47)

Total mutual funds	17,498	34,835	(17,337)	(50)
Separate Accounts
Institutional accounts	3,483	5,193	(1,710)	(33)
Managed accounts	3,044	6,040	(2,996)	(50)
Alternative investments	15	140	(125)	(89)

Total separate accounts	6,542	11,373	(4,831)	(42)

Ending assets under management	$24,040	$46,208	$(22,168)	(48)%

	At December 31,		Change
	2008	2007	Amount	Percent

Assets by Strategy
Equity	$9,486	$22,695	$(13,209)	(58)%
Balanced	7,376	14,145	(6,769)	(48)
Convertible	4,048	4,675	(627)	(13)
High Yield	1,616	2,801	(1,185)	(42)
Alternative	1,240	1,740	(500)	(29)
Fixed Income	130	82	48	59
Money Market	144	70	74	106

Ending assets under management	$24,040	$46,208	$(22,168)	(48)%

Table A
Calamos Asset Management, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
     This earnings release announcing results of operations for the three and twelve months ended December 31, 2008 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:
•	Operating expense, as adjusted

•	Operating income, as adjusted

•	Operating income per diluted share, net of income taxes, as adjusted

•	Operating margin, as adjusted

•	Net income (loss), as adjusted

•	Diluted earnings (loss) per share, as adjusted
     In evaluating operating performance, management considers operating expenses, operating income, operating income per diluted share, net of income taxes, operating margin, net income (loss) and diluted earnings (loss) per share, each calculated in accordance with GAAP, as well as each item on an as-adjusted basis, which constitutes non-GAAP financial measures. Items presented on an as-adjusted basis exclude the impact of terminating the two closed-end fund additional compensation agreements and the CHW closed-end fund structuring fees incurred in the second quarter of 2007 and the impact of the revaluation of the net deferred tax asset in the second quarter of 2008. As these items are not expected to recur, management believes that excluding these items better enables it to evaluate the company’s performance relative to prior periods. Management considers these non-GAAP financial measures when evaluating the company’s performance and believes the presentation of these amounts provides the reader with information necessary to analyze the company’s results for the periods compared.
     Reconciliations of these measurements from the most directly comparable GAAP financial measures for the twelve months ended December 31, 2008 and 2007 are provided in the table below and should be carefully evaluated by the reader (in thousands, except per share data):

	Twelve Months Ended
	December 31,
	2008	2007

Operating expenses	$232,492	$300,384
Termination of closed-end fund compensation agreements	—	19,500
Closed-end fund structuring fees	—	6,904

Operating expenses, as adjusted	$232,492	$273,980

Operating income	$159,097	$173,093
Termination of closed-end fund compensation agreements	—	19,500
Closed-end fund structuring fees	—	6,904

Operating income, as adjusted	$159,097	$199,497

Operating income per diluted share, net of income taxes	$1.02	$1.04
Termination of closed-end fund compensation agreements	—	0.11
Closed-end fund structuring fees	—	0.04

Operating income per diluted share, net of income taxes, as adjusted	$1.02	$1.19

	Twelve Months Ended
	December 31,
	2008	2007

Operating margin	40.6%	36.6%
Termination of closed-end fund compensation agreements	—	4.1%
Closed-end fund structuring fees	—	1.4%

Operating margin, as adjusted	40.6%	42.1%

Net income (loss)	$(24,521)	$27,745
Termination of closed-end fund compensation agreements	—	2,634
Closed-end fund structuring fees	—	933
Net deferred tax assets revaluation	6,771	—

Net income (loss), as adjusted	$(17,750)	$31,312

Diluted earnings (loss) per share	$(1.19)	$1.22
Termination of closed-end fund compensation agreements	—	0.11
Closed-end fund structuring fees	—	0.04
Net deferred tax assets revaluation	0.34	—

Diluted earnings (loss) per share, as adjusted	$(0.85)	$1.37

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